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                                                                     EXHIBIT 3.2


                              CERTIFICATE OF MERGER
                                       OF
                              GLACIER BANCORP, INC.
                                  WITH AND INTO
                                    GB, INC.


      The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

      Name                                        State of Incorporation
      ----                                        ----------------------

      Glacier Bancorp, Inc.                       Delaware
      GB, Inc.                                    Delaware

      SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the corporation surviving the merger is GB, Inc.

      FOURTH: That the Certificate of Incorporation of GB, Inc., as in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article 1 shall be amended in its entirety, as of the effective time of the merger, to read as follows:

            ARTICLE 1. NAME. The name of the corporation is Glacier Bancorp, Inc. (hereinafter referred to as the "Corporation").


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      FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 202 Main Street, Kalispell, MT 59901.

      SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

      IN WITNESS WHEREOF, GB, Inc. has caused this Certificate of Merger to be executed on its behalf by its President.

Attest:                                     GB, INC.


By:  /s/ James H. Strosahl                  By:  /s/ Michael J. Blodnick
     ---------------------------------           -------------------------------
     Name:  James H. Strosahl                    Name:  Michael J. Blodnick
     Title:  Secretary                           Title:  President


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